Exhibit 99.2

ASTRA

HOLICITY

February 2, 2021

PROPRIETARY & CONFIDENTIAL – DO NOT REDISTRIBUTE

DISCLAIMER AND FORWARD LOOKING STATEMENTS

This presentation (this "Presentation") was prepared for informational purposes only to assist interested parties in making their own evaluation of the proposed transaction (the "Transaction") between Holicity Inc. ("HOL", "we", or "our") and Astra Space, Inc. ("Astra"). By accepting this Presentation, each recipient agrees: (i) to maintain the confidentiality of all information that is contained in this Presentation and not already in the public domain; and (ii) to use this Presentation for the sole purpose of evaluating Astra. This Presentation is for strategic discussion purposes only and does not constitute an offer to purchase nor a solicitation of an offer to sell shares of HOL, Astra or any successor entity of the Transaction. This presentation is incomplete without reference to, and should be viewed solely in conjunction with, the oral briefing provided by HOL. This Presentation is not intended to form the basis of any investment decision by the recipient and does not constitute investment, tax or legal advice. No representation, express or implied, is or will be given by HOL, Astra or their respective affiliates and advisors as to the accuracy or completeness of the information contained herein, or any other written or oral information made available in the course of an evaluation of the Transaction.

This Presentation and the oral briefing provided by HOL or Astra may contain certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding HOL's, Astra's on their management teams' expectations, hopes, beliefs, intentions or strategies regarding the future. The words "anticipate", "believe", "continue", "could", "estimate", "expect", "intends", "may", "might", "plan", "possible", "potential", "predict", "project", "should", "would" and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements are based on HOL's and Astra's current expectations and beliefs concerning future developments and their potential effects on HOL, Astra or any successor entity of the Transaction. There can be no assurance that the future developments affecting HOL, Astra or any successor entity of the Transaction will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond HOL's or Astra's control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Except as required by law, HOL and Astra are not undertaking any obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

All rights to the trademarks, copyrights, logos and other intellectual property listed herein belong to their respective owners and HOL's or Astra's use thereof does not imply an affiliation with, or endorsement by the owners of such trademarks, copyrights, logos and other intellectual property. Solely for convenience, trademarks and trade names referred to in this presentation may appear with the ® or ™ symbols, but such references are not intended to indicate, in any way, that such names and logos are trademarks or registered trademarks of HOL.

This presentation contains statistical data, estimates and forecasts that have been provided by Astra and/or are based on independent industry publications or other publicly available information, as well as other information based on Astra's internal sources. This information involves many assumptions and limitations and you are cautioned not to give undue weight to these estimates. We have not independently verified the accuracy or completeness of the data that has been provided by Astra and/or contained in these industry publications and other publicly available information. Accordingly, none of HOL, Astra nor their respective affiliates and advisors makes any representations as to the accuracy or completeness of these data. Certain amounts related to the transaction described herein have been expressed in U.S. dollars for convenience and, when expressed in U.S. dollars in the future, such amounts may be different from those set forth herein.

Non-GAAP Financial Measures. This Presentation includes non-GAAP financial measures. HOL and Astra believe that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Astra's financial condition and results of operations. Astra's management uses certain of these non-GAAP measures to compare Astra's performance to that of prior periods for trend analyses and for budgeting and planning purposes.

Additional Information: In connection with the Transaction, HOL intends to file a Registration Statement on Form S-4, which will include a preliminary prospectus and preliminary proxy statement. HOL will mail a definitive proxy statement/prospectus and other relevant documents to its stockholders. Investors and security holders of HOL are advised to read, when available, the proxy statement/prospectus in connection with HOL's solicitation of proxies for its special meeting of stockholders to be held to approve the Transaction because the proxy statement/prospectus will contain important information about the Transaction and the parties thereto. The definitive proxy statement/prospectus will be mailed to stockholders of HOL as of a record date to be established for voting on the Transaction. Stockholders will also be able to obtain copies of the proxy statement/prospectus, without charge, once available, at the SEC's website at www.sec.gov or by directing a request to: Holicity Inc., 2300 Carillon Point, Kirkland, Washington 98033.

Participants in the Solicitation. HOL, Astra and their respective directors, executive officers, other members of management, and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of HOL's stockholders in connection with the Transaction. Investors and security holders may obtain more detailed information regarding the names and interests in the Transaction of HOL's directors and officers in HOL's filings with the SEC, including HOL's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2020, which was filed with the SEC on November 4, 2020, and such information and names of Astra's directors and executive officers will also be in the Registration Statement on Form S-4 to be filed with the SEC by HOL, which will include the proxy statement of HOL for the Transaction.

PROPRIETARY & CONFIDENTIAL – DO NOT REDISTRIBUTE

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ASTRA

Rocket 3.2 Launch Video
Available at Astra.com

"Rocket launch startup Astra has joined an elite group of companies that can say their vehicle has actually made it to orbital space – earlier than expected...This marks a tremendous win and milestone for Astra's rocket program."

TechCrunch

"There's a new name to take seriously in the commercial space launch game following the launch on Tuesday of Astra's Rocket 3.2."

cnet

"The success of this launch... is a vindication of the company's iterative approach to launch vehicle development."

SPACENEWS

"Alongside SpaceX and Rocket Lab, Astra represents the third U.S. company begun since the turn of the century to privately develop a satellite launch system and successfully reach space."

CNBC

"Going fast in the aerospace business is a rarity... but the U.S. government has made speedy rocket launches something of a national priority, and Astra stands as a Department of Defense darling right now."

Bloomberg

PROPRIETARY & CONFIDENTIAL – DO NOT REDISTRIBUTE

ASTRA

TRANSACTION SUMMARY

TRANSACTION STRUCTURE	• Business combination between Astra (the "Company") and Holicity Inc. ("Holicity"), a publicly-traded special purpose acquisition company • Expected to close in Q2 2021 • Post-closing, the Company will maintain the Astra name, and will be listed on NASDAQ under a new ticker symbol "ASTR"
OFFERING SIZE	• Holicity (NASDAQ:HOL) is a SPAC with ~$300M cash held in trust, 1/3 warrant structure • PIPE investors to commit $200M concurrent with transaction announcement
VALUATION	• Pro forma enterprise value of $2.1B with well capitalized balance sheet • 3.1x 2025E Adj. EBITDA
PRO FORMA CAPITAL STRUCTURE	• Astra will receive ~$489M in cash as a result of the transactions (including Series C) • 100% existing Astra shareholder rollover: Astra founders to hold super-voting stock (10:1)
PRO FORMA OWNERSHIP	• 78% existing Astra shareholders (including Series C), 14% SPAC and founder shares, and 8% PIPE investors

Note: Assumes no redemptions by Holicity's existing public shareholders.

PROPRIETARY & CONFIDENTIAL – DO NOT REDISTRIBUTE

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ASTRA

PRESENTERS

ASTRA + HOLICITY INC.

Chris Kemp

Chairman, Founder, and CEO

NASA · openstack CLOUD SOFTWARE · EXECUTIVE OFFICE OF THE PRESIDENT OF THE UNITED STATES

Kelyn Brannon

CFO

amazon · ARISTA · Calix

Craig McCaw

Chairman, CEO

McCAW CELLULAR, INC. · NEXTEL · AT&T Wireless · Clearwire · PENDRELL

Randy Russell

CIO

United States Marine Corps · Deutsche Bank · PENDRELL · Bank of America Merrill Lynch

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SUMMARY INVESTMENT HIGHLIGHTS

1. First pure-play public space company
2. Compelling platform strategy that enables scale and efficiency
3. Competitive advantage that increases with velocity and scale
4. Large and growing sales backlog and pipeline
5. World-class executive team with leading investors

PROPRIETARY & CONFIDENTIAL – DO NOT REDISTRIBUTE

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ASTRA

OUR MISSION

Launch a new generation of space services to improve life on Earth

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ASTRA

Space is the Next Economic Frontier

Astra is the third privately-funded U.S. company in history to reach space and demonstrate orbital capability

$1.0+ Trillion
Total Space Economy in 2040[1]
$216 Billion
Satellite Manufacturing Spending Through 2030[2]
$40.7 Billion
Government Investment in Space[3]
400+
Private U.S. Companies[4]

Source: Wall Street Research, Space Capital.
(1) Per Morgan Stanley Research.
(2) Based on projected FY'21 DoD and NASA budgets from Jefferies, What's Up in Space: New Launchers, Same Incumbents (Aug. 2020).
(3) Companies currently operating space assets or with plans to launch them in the next 3 years.
(4) Companies currently operating space assets or with plans to launch them in the near term.

PROPRIETARY & CONFIDENTIAL – DO NOT REDISTRIBUTE

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ASTRA

GLOBAL BROADBAND CONNECTIVITY
Reliable, low latency connectivity that could leapfrog wireless

IOT / M2M
Monitoring billions of objects

EARTH OBSERVATION
Monitoring activity on earth

NATIONAL SECURITY
Early warning systems

NEXT-GENERATION WEATHER, GPS, AND OTHER SERVICES
Leapfrogging wireless

PROPRIETARY & CONFIDENTIAL – DO NOT REDISTRIBUTE

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ASTRA

THE "NEW SPACE AGE" IS AT AN INFLECTION POINT...

38+ thousand satellites to be built and launched over 2020 - 2029[1]

14x increase from 2010 - 2019[1]

Cumulative satellites launched since 2010(1)
~90% of satellites to be launched over the next decade weigh 300kg or less(2)
$100+ Billion launch market revenue over the next decade(3)
Today
4,062
40,746
Total Satellites Launched
45,000
40,000
35,000
30,000
25,000
20,000
15,000
10,000
5,000
0
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023
2024
2025
2026
2027
2028
2029

amazon, astrocast, OneWeb, ICEYE, planet., Capella Space, spire, HawkEye 360, SWARM, hiber., Synspective, KEPLER

Source: Wall Street Research, Space Capital.
(1) Based on Euroconsult and Astra Management estimates.
(2) Based on Euroconsult estimates derived based on 7,015 satellites with known mass.
(3) Factors in Euroconsult and Management estimates for satellite launches.

PROPRIETARY & CONFIDENTIAL – DO NOT REDISTRIBUTE
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ASTRA

ACCESS TO SPACE IS

~25x (1)

TOO EXPENSIVE
TOO INFREQUENT
TOO SLOW

	NASA Landsat 8 Satellite 'MAINFRAME' SPACE	Planet Dove Satellite (to scale) 'HYPERSCALE' SPACE
Orbit	GEO (Geosynchronous Orbit)	LEO (Low Earth Orbit)
Satellites Launched Annually	Tens	Thousands
Satellite Size	Thousands of Kg	Hundreds of Kg
Launch Cost	Tens of Millions of $	Millions of $
Time to Launch	Months	Days

(1) Based on average of the mid-point of variances shown on bottom of page rounded to the nearest 10.

PROPRIETARY & CONFIDENTIAL – DO NOT REDISTRIBUTE

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ASTRA

PLATFORM STRATEGY

Data	Space Services
	Modular Spacecraft Platform
	Mass-produced Portable Launch System
	Global Spaceport Footprint
	Technology Infrastructure

PROPRIETARY & CONFIDENTIAL – DO NOT REDISTRIBUTE

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ASTRA

TECHNOLOGY INFRASTRUCTURE

OPTIMIZED FOR SCALE

AstraOS links critical processes across development, manufacturing, test, launch, and finance

INSTANT AND PERSISTENT ACCESS TO DATA

Decisions driven by real-time data acquired across all platforms via proprietary operational platform

AUTOMATION

Test and launch operate under automation framework that will scale into manufacturing

PROPRIETARY & CONFIDENTIAL – DO NOT REDISTRIBUTE

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ASTRA

PLATFORM STRATEGY

Data	Space Services
	Modular Spacecraft Platform
	Mass-produced Portable Launch System
	Global Spaceport Footprint
	Technology Infrastructure

PROPRIETARY & CONFIDENTIAL – DO NOT REDISTRIBUTE

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ASTRA

GLOBAL SPACEPORT FOOTPRINT

RAPID
Time to build new Kodiak spaceport: ~6 months

GLOBAL
10+ Launch Sites identified around the world

AFFORDABLE
Commercial FAA spaceports only require concrete pad

PROPRIETARY & CONFIDENTIAL – DO NOT REDISTRIBUTE

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ASTRA

PLATFORM STRATEGY

Data	Space Services
	Modular Spacecraft Platform
	Mass-produced Portable Launch System
	Global Spaceport Footprint
	Technology Infrastructure

PROPRIETARY & CONFIDENTIAL – DO NOT REDISTRIBUTE

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ASTRA

MASS-PRODUCED PORTABLE LAUNCH SYSTEM

RAPID
From payload delivery to launch within days

PORTABLE AND GLOBAL
Launch from anywhere in the world in 24 hours

AFFORDABLE
Most affordable launch system for small payloads

PROPRIETARY & CONFIDENTIAL - DO NOT REDISTRIBUTE

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ASTRA

PLATFORM STRATEGY

Data	Space Services
	Modular Spacecraft Platform
	Mass-produced Portable Launch System
	Global Spaceport Footprint
	Technology Infrastructure

PROPRIETARY & CONFIDENTIAL – DO NOT REDISTRIBUTE

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ASTRA

MODULAR SPACECRAFT PLATFORM

INTEGRATED
Factory integration with rocket eliminates unused mass and volume

RAPID
From concept to constellation in months not years

MAINFRAME TO MOBILE
Eliminates investment in bespoke satellite bus development

PROPRIETARY & CONFIDENTIAL – DO NOT REDISTRIBUTE
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ASTRA

PLATFORM STRATEGY

- Data
  - Space Services
  - Modular Spacecraft Platform
  - Mass-produced Portable Launch System
  - Global Spaceport Footprint
  - Technology Infrastructure

PROPRIETARY & CONFIDENTIAL - DO NOT REDISTRIBUTE

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ASTRA

SPACE SERVICES

COMPLETE
Complete Constellation Management Services

RAPID
From concept to constellation in months not years

AFFORDABLE
Most affordable path to space for governments and commercial customers

PROPRIETARY & CONFIDENTIAL – DO NOT REDISTRIBUTE

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ASTRA

A "MODEL T" FOR THE SPACE INDUSTRY

Factory Tour Video
Available at Astra.com

Former Alameda Naval Air Station Headquarters

Designed with affordable manufacturing processes and automation in a world class facility, using readily available materials

Integrated Development and Production Facility

Manufacturing

Assembly

Test

Future
Expansion
Space

285,000 sq.ft 20 acre campus

PROPRIETARY & CONFIDENTIAL – DO NOT REDISTRIBUTE

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ASTRA

RAPID ITERATION DEEPENS COMPETITIVE MOAT

KEYS TO SUCCESS:

- Technology de-risked by success of launches
- Rapidly enhance and re-launch rockets
- Automation to optimize costs and streamline improvements

2016 | 2017 | 2018 | 2019 | 2020 | 2021

DARPA

OCT '16 Founded Company

APR '17 Opened Orion Test Facility

DEC '17 Begin Testing Rocket 1.0

JUL '18 First test launch

NOV '18 Second test launch

JUN '19 Opening of Astra rocket factory

MAR '20 DARPA Challenge

SEP '20 First orbital launch attempt

DEC '20 Demonstrated orbital capability

PROPRIETARY & CONFIDENTIAL – DO NOT REDISTRIBUTE

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ASTRA

STRATEGY IS WORKING: ASTRA ACHIEVED COMMERCIAL LAUNCH FASTER THAN OTHER COMPANIES

Unprecedented Velocity. Four Years to Launch.

Time to Achieve Orbital Launch Capability (Years)(1)
0
1
2
3
4
5
6
7
8
9
10
11
12
13
ASTRA
4 YEARS
~3 YEARS FASTER THAN SPACEX
SPACEX
7 YEARS
~8 YEARS FASTER THAN ROCKET LAB
ROCKET LAB
12 YEARS
~9 YEARS FASTER THAN VIRGIN ORBIT(2)
Virgin ORBIT
13 YEARS(2)

Note: Years to achieve orbital launch capability, rounded to the nearest full year.
(1) Represents time between company founding and first achieving orbital launch capability.
(2) Virgin Galactic founded the LauncherOne program in 2007; Virgin Orbit (including the LauncherOne program) was spun off from Virgin Galactic in 2017.

PROPRIETARY & CONFIDENTIAL – DO NOT REDISTRIBUTE

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ASTRA

VALIDATION FROM GOVERNMENT AND HIGH-QUALITY CUSTOMERS

- 10+ customers and 50+ launches in backlog[(1)]
- Over $150+ million in contracted revenue
- Over 100 spacecraft in backlog
- All customers are highly reputable, well-funded and currently in orbital operation
- Recently awarded NASA Venture Class Launch Services (VCLS) contract for launch of NASA CubeSats

ASTRA

BACKLOG CUSTOMERS

5+ GOVERNMENT CUSTOMERS

ESTABLISHED SMALL SAT COMPANIES

"First and foremost, I find that Astra clearly provided the strongest overall proposal and technical solution demonstrating they are capable of meeting the Mission One requirements with a significant strength assigned for maturity of the launch vehicle proposed."

Scott Syring
SOURCE SELECTION AUTHORITY

(1) Represents existing customer contracts. Certain existing customer contracts permit the customer to terminate them for convenience, subject to a termination penalty, or to terminate for cause (e.g., if Astra does not achieve certain milestones).

PROPRIETARY & CONFIDENTIAL – DO NOT REDISTRIBUTE

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ASTRA

SUPPLY CONSTRAINED MARKET LEADING TO A RAPIDLY GROWING PIPELINE

$1.2B Pipeline

with great diversity in number of customers and verticals

- BROADBAND
- EARTH OBSERVATION
- MARITIME
- POINT-TO-POINT
- IOT/M2M CONNECTIVITY
- GOVERNMENT

Ongoing demand to be driven by deployment and maintenance of mega-constellations

Source: Company estimates.

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ASTRA

VISIONARY LEADERSHIP GUIDED BY A SEASONED BOARD BACKED BY LEADING INVESTORS

ACME · canaan partners · ADVANCE · AIRBUS VENTURES · INNOVATION ENDEAVORS · CORRELATION VENTURES · AME CLOUD VENTURES · ARTIS VENTURES · WILDCAT CAPITAL MANAGEMENT · OATV · McKINLEY CAPITAL · MARC BENIOFF · MICHAEL EISNER

Chris Kemp – Founder & CEO

- Leads the overall company strategy and direction
- Previously served as CTO of NASA and founded OpenStack
- Developed Cloud Computing Strategy for United States Government at White House
- Studied Computer Engineering at University of Alabama in Huntsville
- Teaches at Stanford

Dr. Adam London – Founder and CTO

- Leads the technology strategy and long-term product roadmap
- 10 years leading DARPA and NASA initiatives to miniaturize high-performance rocket technologies. 4 years at McKinsey & Company, focused on automotive and manufacturing sectors
- BS, MS, and PhD in Aerospace Engineering from MIT where his research culminated in the creation of the world's smallest liquid-cooled chemical rocket engine

Nomi Bergman - Director

- President of Advance / Newhouse Investment Partnership
- Previously served as President of U.S. cable owner and operator Bright House Networks until its 2016 merger with Charter and Time Warner Cable
- Board Member of publicly held Comcast and Visteon as well as 1010data, Black & Veatch, Astra, and Hawkeye360. Trustee for University of Rochester, The Cable Center, Adaptive Spirit, and One Revolution

Scott Stanford - Director

- Co-Founder and Partner at venture capital firm, ACME Capital
- Previously Managing Director of Global Internet Investment Banking at Goldman Sachs
- Co-Founder of Silicon Foundry
- Former Senior Vice President at LookSmart

Kelyn Brannon
CFO

- Leads the finance division
- Prior to Astra, she was the CFO of Asure Software and Arista Networks
- Former Chief Accounting Officer and VP of Finance for Amazon

Martin Attiq
EVP Business Operations

- Leads business development, partnerships, customer success, communications, and policy
- Prior to Astra, Martin spent 10 years at BlackRock where he co-founded the Financial Markets Advisory group, helping scale the team to over 200 people
- Masters from Stanford GSB; BS in Engineering from University of Michigan

Chris Thompson
Chief Engineer, Advanced Projects

- Leads rocket and launch system development
- Co-Founder of SpaceX and VP of Structures, where he led the development of the Falcon 1, Falcon 9, and Dragon Capsule for the NASA COTS Programs
- Served as Crew Chief in the U.S. Marine Corps

Bryson Gentile
VP Manufacturing

- Leads rocket manufacturing and production
- Led the manufacturing engineering team at SpaceX for the Falcon 9 rocket where he accelerated rocket production, reliability, and reusability

● BOARD OF DIRECTORS ● EXECUTIVE LEADERSHIP

Note: Upon closing, Craig McCaw is expected to join the Board of Directors.

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ASTRA

TIMELINE TO HYPERSCALE SPACE OPERATIONS

2021
2022
2023
2024
2025
Services
Production
Commercial Launch Operations
Monthly Launch
Weekly Launch
Bi-Weekly Launch
Daily Launch
Space Services
Modular Spacecraft Platform
Spaceport Services
Build out Rocket Factory
Factory Scale Up for Daily Launch & Automation
Build Out Satellite Manufacturing Capabilities

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ASTRA

ASTRA FUNDING PROFILE

($ in millions)

$1,501
$780
$256
$67
$4
($85)
($96)
($197)
($25)
($309)
($61)
($542)
($60)
($806)
($24)
2021E
2022E
2023E
2024E
2025E
UFCF[2]
($175)
($154)
($116)
$177
$676
Revenue
Opex[1]
Capex
Cumulative Unlevered Free Cash Flow [2]

- Total Funding Requirement: ~$450M
- Net Proceeds from Transactions: ~$489M[3]
- Significant investments will be made in major facilities, machinery, automation, and headcount to be complete in 2024
- Limited long-term CapEx requirements after 2025
- Cash Flow Thereafter: Substantial

Source: Management estimates.
(1) Defined as Revenue minus Adj. EBITDA.
(2) Defined as Adj. EBITDA less Capex less Changes in Net Working Capital.
(3) Pro Forma for $30M primary Series C offering, initial business combination (assuming no Holicity shareholder redemptions), and $200M PIPE.

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ASTRA

FINANCIAL SUMMARY WITH KEY DRIVERS

($ in Millions)	2021E	2022E	2023E	2024E	2025E
# of Launches	3	15	55	165	300
Total Launch Revenue	$4	$47	$206	$619	$1,125
# of Satellites Launched	--	10	60	250	660
Modular Spacecraft Platform Revenue	--	$6	$31	$123	$314
# of Spaceports Deployed	--	1	1	2	3
Spaceport Services Revenue	--	$15	$18	$38	$62
Total Revenue	$4	$67	$256	$780	$1,501
% Revenue Growth		1,697%	280%	205%	92%
Gross Profit[1]	($6)	$14	$119	$477	$1,045
% Gross Margin[1]	NM	20%	46%	61%	70%
Adj. EBITDA[1]	($81)	($130)	($53)	$238	$694
% Adj. EBITDA Margin	NM	NM	NM	31%	46%
(-) Δ Working Capital	$3	$1	($1)	($2)	$5
(-) CapEx	($96)	($25)	($61)	($60)	($24)
Unlevered Free Cash Flow	($175)	($154)	($116)	$177	$676

- Launch Revenue grows as launch cadence ramps to daily in 2025
- Revenue ramps as Astra's Modular Spacecraft Platform grows
- Gross margins increase as factory utilization ramps and efficiencies from mass production are realized
- Further increases in launch cadence and space platform offerings expected to drive material revenue growth after 2025

Source: Management estimates.
(1) Before stock-based compensation.

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ASTRA

TRANSACTION SUMMARY

VALUATION

- Fully diluted pro forma enterprise value of $2.1B, representing 3.1x based on 2025E Adj. EBITDA of $694M
- Existing Astra shareholders rolling 100% of their equity and will receive 78% of the pro forma equity[(1)]

CAPITAL STRUCTURE

- Transaction will result in $489M of cash to the balance sheet to fund growth[(2)]
- Funded by a combination of cash in Holicity's trust account, proceeds from Holicity's PIPE, and Astra's Series C equity issuance

SOURCES ($M)	
Existing Astra shareholders	$2,000
Holicity cash in trust[(3)]	300
Additional PIPE equity[(4)]	200
New Primary Series C equity[(5)]	30
TOTAL SOURCES	$2,530

USES ($M)	
Existing Astra shareholders	$2,000
Cash to balance sheet	489
Estimated fees & expenses	41
TOTAL USES	$2,530

PRO FORMA VALUATION	
Share price	$10.00
Pro forma shares outstanding (m)[(6)(7)]	261
Pro forma equity value ($m)	$2,605
Less: net cash ($m)[(8)]	(482)
PRO FORMA ENTERPRISE VALUE ($M)	$2,123

PRO FORMA OWNERSHIP

Existing Astra Shareholders (incl. Series C)
SPAC Investors
PIPE Investors
SPAC Sponsor
78%
12%
8%
3%

(1) Excluding potential dilution from out-of-the-money Holicity warrants.
(2) Assumes $300M Holicity cash in trust, $2,000M of seller rollover equity, $200M of PIPE investor cash, $30M of Series C equity issuance and $41M of transaction expenses.
(3) Assumes no redemptions by Holicity's existing public shareholders.
(4) Assumes 20.0 million shares are issued at $10.00 per share.
(5) Proceeds from $30M Series C private capital raise at a $2.0B pre-money valuation will be used for general corporate purposes; Pendrell invested $10M and other investors provided an additional $20M of capital. In addition, the Series C issuance included a secondary transaction pursuant to which the Astra Founders (Chris Kemp and Adam London), received collectively approximately $40.0M in cash in exchange for a portion of their founder shares (~6% of founders existing stake), which subsequently converted to additional Series C shares. Pro forma for transactions (including secondary), Astra Founders will have a ~24% stake. Astra Founders have agreed to a lockup agreement on future sales of shares, which mirrors Holicity's lockup on its Founder's shares.
(6) Pro forma share count includes 30.0 million Holicity public common shares, 7.5 million Sponsor shares, 20.0 million shares from PIPE, 200.0 million shares issued to existing Astra shareholders and 3.0 million shares from the new cash received in the Series C equity issuance. The post-closing company will have a dual-class shareholder structure with super voting rights for the shares held by the Astra Founders, at a ratio of 10:1 (such shares to include sunsets at certain defined triggers).
(7) Pro forma ownership table excludes the impact of Holicity warrants.
(8) Cash to balance sheet of $489M less existing net debt of $7M, excluding forgivable Paycheck Protection Program (PPP) loan.

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ASTRA

PRIVATE PEER CAPITAL RAISE VALUATIONS

- Astra represents an attractive entry point and valuation, especially compared to peer launch businesses that are trailing Astra in terms of commercial launch vehicle development
    - Astra's satellite and spaceport services provide upside to value creation
- SpaceX's latest valuation and value creation since reaching orbit in 2008 evidence Astra's investment opportunity upside

	SPACEX	Relativity	ROCKET LAB
TEV ($B)	$46.0	$2.3	$1.4
Date of recent capital raise	August 2020	November 2020	October 2018
Amount raised to date	$5,870M	$685M	$257M
First successful commercial flight date	July 2009	N/A	November 2018
Total number of successful missions	106	First space mission expected in late 2021	17

Source: Company websites, press.

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ASTRA

PUBLIC PEER OPERATIONAL BENCHMARKING

Revenue CAGR

2023-2025E
2020-2022E
Median: 101.9%
Median: 81.0%
Median: 9.4%
Median: 5.3%
142.2%
807.2%
149.7%
54.0%
29.7%
280.8%
81.0%
34.2%
13.6%
9.4%
6.7%
22.1%
10.0%
8.9%
5.3%
5.1%
4.9%
4.1%
ASTRA
QuantumScape (1)
LUMINAR
chargepoint
DRAFT KINGS
AST SpaceMobile
MOMENTUS
GALACTIC
Viasat (2)
ORBCOMM
iridium
BOEING
AIRBUS
MAXAR
L3HARRIS
NORTHROP GRUMMAN
AEROJET ROCKETDYNE (3)
LOCKHEED MARTIN

Adj. EBITDA Margin

2025E
2021E
Median: 20.2%
Median: 61.3%
Median: 23.8%
Median: 14.3%
46.3%
31.3%
25.2%
15.2%
12.5%
97.5%
61.3%
28.0%
61.5%
23.8%
20.5%
24.0%
21.2%
15.6%
14.3%
13.8%
12.0%
7.7%
ASTRA
LUMINAR
QuantumScape (4)
DRAFT KINGS
chargepoint
AST SpaceMobile
MOMENTUS
GALACTIC
iridium
ORBCOMM
Viasat
MAXAR
L3HARRIS
LOCKHEED MARTIN
NORTHROP GRUMMAN
AEROJET ROCKETDYNE (3)
AIRBUS
BOEING

Category Leading de-SPACs | Recent SPACE de-SPACs | Satellite Operators | Aerospace & Defense

Note: Market data as of 12/30/2020.
(1) QuantumScape represents 2025E – 2027E CAGR.
(2) Viasat represents 2019-2021E CAGR.
(3) As of 12/18/2020.
(4) QuantumScape represents 2027E EBITDA margin.
Source: FactSet, Wall Street research, public filings, Company management.

PROPRIETARY & CONFIDENTIAL – DO NOT REDISTRIBUTE
32

ASTRA

PUBLIC PEER VALUATION BENCHMARKING

TEV / Revenue

2025E
2021E
Median: 10.3x
Median: 1.3x
Median: 2.7x
Median: 1.6x
1.4x
15.9x
12.3x
8.3x
7.4x
9.3x
1.3x
0.8x
11.4x
2.7x
1.3x
2.6x
2.4x
2.0x
1.6x
1.6x
1.5x
1.9x(2)
1.3x
ASTRA
LUMINAR
QuantumScape (1)
chargepoin+
DRAFT KINGS
GALACTIC
MOMENTUS
AST SpaceMobile
iridium
ORBCOMM
Viasat
MAXAR
L3HARRIS
BOEING
NORTHROP GRUMMAN
AIRBUS
AEROJET ROCKETDYNE

TEV / Adj. EBITDA

2025E
2021E
Median: 49.9x
Median: 2.0x
Median: 11.4x
Median: 11.1x
3.1x
66.9x
50.9x
49.0x
48.6x
33.3x
2.0x
0.8x
18.6x
11.4x
6.1x
26.2x
12.3x
11.5x
11.1x
10.9x
10.4x
14.5x(2)
9.7x
ASTRA
chargepoin+
LUMINAR
QuantumScape (1)
DRAFT KINGS
GALACTIC
MOMENTUS
AST SpaceMobile
iridium
ORBCOMM
Viasat
BOEING
AIRBUS
NORTHROP GRUMMAN
L3HARRIS
MAXAR
AEROJET ROCKETDYNE

Category Leading de-SPACs | Recent SPACE de-SPACs | Satellite Operators | Aerospace & Defense

Note: Market data as of 12/30/2020. For SPAC transactions that have closed, TEV is based on latest available filing. For SPAC transactions announced but not yet closed, TEV is based on the investor presentation or latest S-1 available.
(1) Quantumscape represents 2027E multiple.
(2) Represents implied transaction multiple from Lockheed Martin's announced acquisition of Aerojet Rocketdyne on 12/20/2020, after special dividend issuance; Trading multiples as of 12/18/2020.
Source: FactSet, Wall Street research, public filings, Company management.

PROPRIETARY & CONFIDENTIAL – DO NOT REDISTRIBUTE
33

ASTRA

TRANSACTION REPRESENTS ATTRACTIVE DISCOUNT TO PEERS

($ in Millions)

$8,331
$6,943
Discounted back
4 years at 20% discount
rate
$4,018
$3,348
$2,123
3.1x 2025E
Adj. EBITDA
72%
discount
42%
discount
10.0x – 12.0x 2025E Adj. EBITDA
IMPLIED FUTURE ENTERPRISE VALUE
IMPLIED CURRENT ENTERPRISE VALUE
PRO FORMA ENTERPRISE VALUE

2025E Adj. EBITDA: $694M(1)

SUMMARY OF APPROACH

- 2025E projected financials-based valuation is appropriate given Astra's significant revenue growth and confidence in the ramp to steady-state Adj. EBITDA margins of ~50%
- The applied range of multiples are centered around the median of Astra's expected long-term peer group (11.1x 2021 Adj. EBITDA), with sensitivity built in on both the high and low ends
- The Implied Future Enterprise Value is discounted back four years at a 20% discount rate to arrive at an Implied Current Enterprise Value
- The deal is priced at a substantial further discount to the Implied Current Enterprise Value (>40%)

Source: Management estimates.
(1) Before stock-based compensation.

PROPRIETARY & CONFIDENTIAL – DO NOT REDISTRIBUTE
34

Launch a new generation of space services to improve life on Earth

PROPRIETARY & CONFIDENTIAL – DO NOT REDISTRIBUTE

35

ASTRA IS AN ATTRACTIVE OPPORTUNITY FOR PUBLIC INVESTORS TO PARTICIPATE IN THE COMMERCIAL SPACE ECONOMY

- Creates the first and only Public Hyperscale Space Platform
- Only potential provider of daily, low-cost and global access to Space
- Uniquely positioned offering with unmatched value proposition to mega-constellations
- Proven technology that is far along the development curve; the third privately funded U.S. company to achieve orbital launch capabilities
- Strong commercial traction with over $1.2B in pipeline opportunities
- ESG friendly given climate-focused end-use applications and environment-conscious manufacturing choices
- World-class management team with unparalleled industry experience at NASA and SpaceX

As the only publicly-traded satellite launch company, Astra represents a pure-play opportunity to partake in the momentum of tomorrow's Space Economy

$1.0+ TRILLION
Space Economy in 2040(1)

> 38K
Satellites to be launched 2020-2029(2)

$40.7 BILLION
Government investment in Space(3)

$1.2+ BILLION
Pipeline

$46 BILLION
Valuation for SpaceX today, representing ~48% CAGR since reaching Orbit in 2008(4)

Source: Wall Street Research.
(1) Per Morgan Stanley Research.
(2) Factors in Euroconsult and Management estimates for satellite launches.
(3) Based on projected FY'21 DoD and NASA budgets from Jefferies, What's Up in Space: Now Launchers, Same Incumbents (Aug 2020).
(4) Based on $410M 2008 valuation per PitchBook.

PROPRIETARY & CONFIDENTIAL – DO NOT REDISTRIBUTE
36

ASTRA

APPENDIX

PROPRIETARY & CONFIDENTIAL – DO NOT REDISTRIBUTE

37

GLOSSARY OF KEY TERMS

- Gap Filling: Represents launching satellites to fill out an orbital plane that already has a number of operational satellites
- GEO: A satellite in geostationary orbit appears fixed at the same place in the sky around the equator and allows for user terminals with fixed antenna. GEO altitude is 22,300 miles
- Geostationary: Moving in a geosynchronous orbit in the plane of the equator, so that it remains stationary in relation to a fixed point on the Earth's surface; this orbit is achieved at an altitude of 22,300 miles (35,900 km) above the Earth
- LEO: Low-Earth Orbit satellite that orbits less than 1/17 the distance from the earth than a GEO resulting in lower latency; however, LEO satellites move in the sky vs. GEO satellites that appear fixed
- Non-GEO or NGEO: Low- or medium-earth orbit satellites orbiting closer to the earth resulting in lower latency than GEO satellites; however, NGEO satellites move in the sky vs. GEO satellites that appear fixed in the sky
- Orbit: The curved path of a celestial object or spacecraft around a star, planet, or moon, especially a periodic elliptical revolution
- Orbital Plane: The orbital plane of a revolving body is the geometric plane in which its orbit lies. Three non-collinear points in space suffice to determine an orbital plane
- Payload: Payload is the carrying capacity of an aircraft or launch vehicle, usually measured in terms of weight
- Sun-Synchronous Orbit: A Sun-synchronous orbit, also called a heliosynchronous orbit, is a nearly polar orbit around a planet, in which the satellite passes over any given point of the planet's surface at the same local mean solar time

PROPRIETARY & CONFIDENTIAL – DO NOT REDISTRIBUTE

38

ASTRA

ASTRA ROCKET DESIGNED TO BE MASS MANUFACTURED AT SCALE

Focus on all-metal manufacturing to leverage learnings and automation of past 20 years in Automotive assembly

PROPRIETARY & CONFIDENTIAL – DO NOT REDISTRIBUTE

39

ASTRA

ASTRA LAUNCH SYSTEM IS PORTABLE AND GLOBAL

Launch system fits in four standard shipping containers and only requires six Astra employees at launch site

P4-LAS
621D
CASE

PROPRIETARY & CONFIDENTIAL – DO NOT REDISTRIBUTE

40

ASTRA

ASTRA IS UNIQUELY POSITIONED TO SERVE THE SATELLITE MARKET

		CADENCE	DEDICATED LAUNCH PRICE	RANGE OF ORBITS[1]	TECHNOLOGY READINESS
ASTRA		300+ LAUNCHES / YEAR	$		
SMALL LAUNCH COMPETITORS (<500 KG)	 ROCKET LAB, Virgin ORBIT	< 50 LAUNCHES / YEAR	$$		
MEDIUM LAUNCH COMPETITORS (<1,500 KG)	 FIREFLY AEROSPACE, Relativity, abl space systems	< 25 LAUNCHES / YEAR	$$$		
HEAVY LAUNCH COMPETITORS (>1,500 KG)	 SPACEX, arianespace arianeGROUP, ROSCOSMOS	< 30 LAUNCHES / YEAR	$$$$		

Source: Company website, press, and Wall Street Research.
(1) Range of orbital destinations available to small satellite customers.

PROPRIETARY & CONFIDENTIAL – DO NOT REDISTRIBUTE

41

ASTRA MEETS THE NEEDS OF TODAY'S CONSTELLATIONS

Astra's dedicated direct orbital delivery eliminates the need for an orbit raise or in-space shuttling saving customers time and reducing risk of delay

RAPID
Real-Time, Point-to-Point Satellite Delivery

GLOBAL
From Anywhere on Earth

AFFORDABLE
Launch Vehicle Optimized for Cost

IDEAL FOR KEY USE CASES

- TEST SATELLITE LAUNCHES
- SYSTEM DEPLOYMENT
- GAP FILLING[1]
- REPLENISHMENT

(1) Gap filling represents launching satellites to fill out an orbital plane that already has a number of operational satellites.

PROPRIETARY & CONFIDENTIAL – DO NOT REDISTRIBUTE
42

ASTRA

LAUNCH 3.2 PRESS COVERAGE

" Rocket launch startup Astra has joined an elite group of companies that can say their vehicle has actually made it to orbital space – earlier than expected...This marks a tremendous win and milestone for Astra's rocket program. "

TechCrunch

" The success of this launch... is a vindication of the company's iterative approach to launch vehicle development. "

SPACENEWS

" They worked something of a miracle, readying Rocket 3.2 and getting it to the company's launch site in Alaska in fewer than three months. This in and of itself is a rather notable achievement. Compared to other commercially developed small rockets, three months is a blink of an eye. Northrop Grumman took 15 months... SpaceX needed a year...and Rocket Lab required eight months. "

ars TECHNICA

" Going fast in the aerospace business is a rarity... but the U.S. government has made speedy rocket launches something of a national priority, and Astra stands as a Department of Defense darling right now. "

Bloomberg

" There's a new name to take seriously in the commercial space launch game following the launch on Tuesday of Astra's Rocket 3.2. "

cnet

" Astra is the most SpaceXy smallsat launch company. Three launch vehicles sent to the pad in 2020. Each of them got significantly further than the previous. "

MICHAEL BAYLOR
NASASPACEFLIGHT.COM

" Fast and furious wins the race to space. Deployment of the kick stage is breathtaking – like a sci fi movie. Congrats to Chris Kemp and the entire Astra team!!! A star is born. "

STEVE JURVETSON
FOUNDER OF FUTURE VENTURES

PROPRIETARY & CONFIDENTIAL – DO NOT REDISTRIBUTE

43

Risks Related to Astra’s Business

The following risk factors will apply to Astra’s business and operations following the completion of the Business Combination. These risk factors are not exhaustive, and investors are encouraged to perform their own investigation with respect to the business, financial condition and prospects of Astra and its business, financial condition and prospects following the completion of the Business Combination. You should carefully consider the following risk factors in addition to the information included in the investor presentation. Astra may face additional risks and uncertainties that are not presently known to it, or that it currently deems immaterial, which may also impair Astra’s business or financial condition.

Unless the context otherwise requires, all references in this subsection to the “Company,” “we,” “us” or “our” refer to the business of Astra prior to the consummation of the Business Combination.

●	We have not yet delivered customer satellites into orbit using any of our launch vehicles or rockets, and any setbacks we may experience during our first commercial launch planned for [●] 2021 and other demonstration and commercial missions could have a material adverse effect on our business, financial condition and results of operation, and could harm our reputation.

●	We have incurred significant losses since inception, we expect to incur losses in the future, and we may not be able to achieve or maintain profitability.

●	The success of our business will be highly dependent on our ability to effectively market and sell our launch services for small LEO satellites.

●	The market for commercial launch services for small LEO satellites is not well established, is still emerging and may not achieve the growth potential we expect or may grow more slowly than expected.

●	Our ability to grow our business depends on the successful development of our launch vehicles, satellites and related technology, which is subject to many uncertainties, some of which are beyond our control.

●	We routinely conduct hazardous operations in test and launch of our vehicles and vehicle subsystems, which could result in damage to property or persons. Unsatisfactory performance or failure of our launch vehicles, satellites and related technology at launch or during operation could have a material adverse effect on our business, financial condition and results of operation.

●	We may not be able to convert our orders in backlog or inbound inquiries about flight reservations into revenue.

●	We have not yet tested our launch vehicles with sufficient fuel to achieve optimal orbit velocity or at a payload capacity necessary for the successful deployment of a Big LEO satellite.

●	Any delays in the development and manufacture of additional launch vehicles, satellites and related technology may adversely impact our business, financial condition and results of operations.

●	If we are unable to adapt to and satisfy customer demands in a timely and cost-effective manner, or if we are unable to manufacture our launch vehicles at a quantity and quality that our customers demand, our ability to grow our business may suffer.

●	We may be unable to manage our future growth effectively, which could make it difficult to execute our business strategy.

●	Our prospects and operations may be adversely affected by changes in consumer preferences and economic conditions that affect demand for launch or satellite services.

●	Adverse publicity stemming from any incident involving us or our competitors, could have a material adverse effect on our business, financial condition and results of operations.

●	We may require substantial additional funding to finance our operations, but adequate additional financing may not be available when we need it, on acceptable terms or at all.

●	Certain future operational facilities may require significant expenditures in capital improvements and operating expenses to develop and foster basic levels of service required by our launch and satellite services, and the ongoing need to maintain existing operational facilities requires us to expend capital.

●	Regulatory, availability, and other challenges may delay our progress in establishing the number of launch sites we require for our targeted annual launch rate, which could have an adverse effect on our ability to grow our business.

●	We rely on a limited number of suppliers for certain raw materials and supplied components. We may not be able to obtain sufficient raw materials or supplied components to meet our manufacturing and operating needs, or obtain such materials on favorable terms, which could impair our ability to fulfill our orders in a timely manner or increase our costs of production.

●	Failure of third-party contractors could adversely affect our business.

●	We expect to face intense competition in the commercial space market and other industries in which we may operate.

●	We may in the future invest significant resources in developing new service offerings and exploring the application of our proprietary technologies for other uses and those opportunities may never materialize.

●	If we fail to adequately protect our proprietary intellectual property rights, our competitive position could be impaired and we may lose valuable assets, generate reduced revenue and incur costly litigation to protect our rights.

●	Protecting and defending against intellectual property claims may have a material adverse effect on our business.

●	The majority of our customer contracts may be terminated by the customer at any time for convenience as well as other provisions permitting the customer to discontinue contract performance for cause (for example, if we do not achieve certain milestones on a timely basis). If our contracts are terminated or if we experience any other contract-related risks, our results of operations may be adversely impacted. In addition, some of our customers are government entities, which subjects us to additional risks including early termination, audits, investigations, sanctions and penalties.

●	If we commercialize outside the United States, we will be exposed to a variety of risks associated with international operations that could materially and adversely affect our business.

●	Our business is subject to a wide variety of extensive and evolving government laws and regulations. Failure to comply with such laws and regulations could have a material adverse effect on our business.

●	The timing of our launches depends on our ability to secure regulatory licenses from the FAA and FCC, and no company has yet conducted licensed launches at the annual rate we are targeting.

●	We are subject to stringent U.S. export and import control laws and regulations. Unfavorable changes in these laws and regulations or U.S. government licensing policies, our failure to secure timely U.S. government authorizations under these laws and regulations, or our failure to comply with these laws and regulations could have a material adverse effect on our business, financial condition and results of operation.

●	Under the “Exon-Florio Amendment” to the U.S. Defense Production Act of 1950, as amended (the “DPA”), the U.S. President has the power to disrupt or block certain foreign investments in U.S. businesses if he determines that such a transaction threatens U.S. national security. The Committee on Foreign Investment in the United States (“CFIUS”) has been delegated the authority to conduct national security reviews of certain foreign investments. CFIUS may impose mitigation conditions to grant clearance of a transaction.

●	Failure to comply with federal, state and foreign laws and regulations relating to privacy, data protection and consumer protection, or the expansion of current or the enactment of new laws or regulations relating to privacy, data protection and consumer protection, could adversely affect our business and our financial condition.

●	Failures in our technology infrastructure could damage our business, reputation and brand and substantially harm our business and results of operations.

●	We are highly dependent on our senior management team and other highly skilled personnel, and if we are not successful in attracting or retaining highly qualified personnel, we may not be able to successfully implement our business strategy.

●	Any acquisitions, partnerships or joint ventures that we enter into could disrupt our operations and have a material adverse effect on our business, financial condition and results of operations.

●	We are subject to many hazards and operational risks that can disrupt our business, including interruptions or disruptions in service at our primary facilities, which could have a material adverse effect on our business, financial condition and results of operations.

●	Natural disasters, unusual weather conditions, epidemic outbreaks, global health crises, terrorist acts and political events could disrupt our business and flight schedule.

●	We may identify material weaknesses in the future or otherwise fail to maintain an effective system of internal control, which may result in material misstatements of our financial statements or cause us to fail to meet our periodic reporting obligations.

●	Our operating results may fluctuate significantly, which makes our future operating results difficult to predict and could cause our operating results to fall below expectations or any guidance we may provide.

●	We may become involved in litigation that may materially adversely affect us.

●	We have been focused on developing launch capabilities and services since 2017. This limited operating history makes it difficult to evaluate Astra’s future prospects and the risks and challenges it may encounter.

●	We are subject to environmental regulation and may incur substantial costs.

●	The COVID-19 pandemic has and could continue to negatively affect various aspects of our business, make it more difficult for us to meet our obligations to our customers, and result in reduced demand for our products and services, which could have a material adverse effect on our business, financial condition, results of operations, or cash flows.

●	Changes in tax laws or regulations may increase tax uncertainty and adversely affect results of our operations and our effective tax rate.

●	Recent U.S. tax legislation could adversely affect our business and financial condition.